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Exhibit 10.6

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933. Such Portions are marked "[*]" in this document; they have been filed separately with the Commission.

QUALCOMM Incorporated
QUALCOMM Globalstar Satellite Products Supply Agreement
Agreement No. 04-QC/NOG-PRODSUP-001

This QUALCOMM Globalstar Satellite Products Supply Agreement ("Agreement") is entered into as of April 13, 2004 (the "Effective Date"), by and between QUALCOMM Incorporated, a Delaware corporation, ("QUALCOMM") with offices located at 5775 Morehouse Drive, San Diego, CA 92121, and New Operating Globalstar LLC, a Delaware limited liability company ("Buyer"), with offices located at 3110 Zanker Road, San Jose, CA 95134, with respect to the following facts:

        Whereas Buyer desires to purchase from QUALCOMM, and QUALCOMM desires to sell to Buyer, Product(s) for resale to Buyer's customers from time to time under Purchase Orders in accordance with this Agreement.

AGREEMENT

        NOW, THEREFORE, the parties, in consideration of the mutual promises set forth herein, agree as follows:

1.    DEFINITIONS.    Capitalized terms not defined herein shall have the meaning set forth in the QUALCOMM Supply Terms & Conditions (the "Supply Terms"), a copy of which is attached hereto as Exhibit A and incorporated herein as fully as if set forth in its entirety herein:

  "Accessories" shall mean the accessories described on Exhibit B.

  "Diagnostic Monitor" or "UTDM" shall mean QUALCOMM's proprietary software-based diagnostic tool that may be available for license to Buyer hereunder that operates on a Buyer-supplied, QUALCOMM-specified computer attached by data cable and dongle to a Phone. The Diagnostic Monitor is used as a diagnostic tool for the sole purpose of evaluating the functionality of the Phone in the Globalstar network.

  "Fixed Phone(s)" shall mean the QUALCOMM Globalstar Fixed Phone, Model GSP-2800 (Base) or Model GSP-2900 (Enhanced), including battery.

  "Hands-Free Car Kit" or "Car Kit" shall mean QUALCOMM's Model GCK-1410 equipment designed to allow use of the Tri-Mode Portable Phone in vehicles, including voltage modification for such equipment.

  "Integrator" shall mean a third party which has expertise in the design, development, manufacture and certification of wireless telecommunication products, and which is approved by QUALCOMM to integrate Satellite Data Modems into, or interface Satellite Data Modems with, other components to produce products for use in the Globalstar System, pursuant to and in accordance with an Integration Agreement.

  "Integration Agreement" shall mean the agreement to be signed by an Integrator as a requirement for developing, designing, manufacturing, modifying, marketing, selling, distributing or using any Satellite Data Modem for any application not permitted under the terms of this Agreement, a copy of which is attached hereto as Exhibit E.

  "Phone(s)" shall mean the Tri-Mode Portable Phone and the Fixed Phone(s).

  "Product(s)" shall mean Satellite Data Modems, Phones, Accessories, Car Kits, Spares and Tools available for purchase, or license, as applicable, from time to time from QUALCOMM.

  "Program Support Tool" or "PST" shall mean QUALCOMM's proprietary software tool that may be available for license to Buyer hereunder to be loaded on a Buyer-supplied, QUALCOMM-specified computer that provides the capability for service programming and software downloads, and the associated cables.

  "Satellite Data Modem" shall mean the QUALCOMM Globalstar Satellite Data Modem, GSP-1620.

  "Term" shall commence on the Effective Date and continue for two (2) years, unless earlier terminated as provided herein. The Term may be renewed for one or more additional period(s) subject to the mutual written agreement of the parties.

  "Tools" shall mean UTDM and PST.

  "Tri-Mode Portable Phone" shall mean the QUALCOMM Globalstar Tri-Mode Portable Phone, Model GSP-1600, generically provisioned and tested by QUALCOMM, without a SIM Card, battery, spares or any accessories, delivered in standard bulk packaging, consisting of individual bag/box units in master pack containers, and applicable Documentation. Buyer will need to purchase and install batteries from a Globalstar-approved supplier to qualify for warranty coverage as set forth in the Supply Terms.

  "Warranty Period" shall mean (a) as to Phones and Satellite Data Modems, twelve (12) months, and (b) as to Car Kits, ninety (90) days, in each case beginning on the date of delivery thereof to the FCA Point. No Warranty applies to Accessories or Tools.

2.    AGREEMENT.    This Agreement, including the Supply Terms, shall apply to each and every P.O. for Product(s) issued to QUALCOMM by Buyer during the Term. Buyer may resell Product(s) and sublicense Software pursuant to the terms of this Agreement, provided that Buyer and such Distributors shall include with each Product sold or distributed a copy of the Documentation provided by QUALCOMM for such Product(s).

3.    PRICE.    The price of Product(s) shall be as set forth on Exhibits B and C hereto.

4.    LEVEL 1 SERVICE FOR TRI-MODE PORTABLE PHONES.    Buyer shall, directly or pursuant to arrangements with one (1) or more dealers in the region(s) in which the Tri-Mode Portable Phones are to be distributed, undertake such steps as are necessary and appropriate to handle Level 1 Service for the Tri-Mode Portable Phones; such Level 1 Service to be at no cost to QUALCOMM. As applicable, Level 1 Service includes the following (and any other service that is authorized in writing by QUALCOMM): replace batteries, replace cellular antennas and replace SIM card, if any. All such Level 1 Service will be performed in accordance with QUALCOMM's written instructions.

5.    TRAINING.    Subject to the availability of QUALCOMM personnel and upon written request of Buyer to QUALCOMM, QUALCOMM may provide training support to Buyer at QUALCOMM's then current standard rates at QUALCOMM's San Diego, CA facilities. Such training may consist of information regarding Product features, Level 1 Service repair procedures, and other topics as agreed to between the parties.

6.    ADDITIONAL TERMS APPLICABLE TO SATELLITE DATA MODEMS.

        6.1.    Packet Data License Required; Airtime.    Satellite Data Modems may be distributed, sold and used for (a) asynchronous data applications, and (b) Packet Data Service only on Gateways which are covered by a valid packet data software license with QUALCOMM. Buyer and its Distributors shall be responsible for obtaining Globalstar airtime and rates for the use of Satellite Data Modems.

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        6.2.    Product Modification Restrictions.    Satellite Data Modems may be modified only as set forth in Exhibit D in the column marked "Supply Agreement," and consultation with QUALCOMM's engineering staff is required as noted thereon. Such consultation shall be provided at QUALCOMM's San Diego facility, subject to staff availability and payment at the Commercial Rates. Modifications set forth in Exhibit D in the column marked "Integration Agreement" may only be performed by an Integrator pursuant to the terms of an Integration Agreement, and any other modifications, including, without limitation, those listed in the column entitled "Not Approved" may not be performed by or on behalf of Buyer or any third party.

        6.3.    Environmental Protection.    Buyer acknowledges that the Satellite Data Modem is a circuit board module requiring environmental protection. These environmental elements include, but are not limited to, temperature variation, humidity, condensation, lightning strikes, electromagnetic radiation, corrosive agents, ESD, particulates, direct impacts, mechanical shocks and vibrations, and as such, requires Buyer or its Distributors to provide environmental protection for the Satellite Data Modem. QUALCOMM shall have no liability for Buyer's (or any subsequent purchaser's) failure to sell, distribute or use any Satellite Data Modem in such a manner that provides it an adequate enclosure or other sufficient environmental protection capabilities therefor.

        6.4.    Violation of Section is Basis for Termination.    Failure to abide by Sections 6.2 and 6.3 hereof will invalidate all of QUALCOMM's obligations under Section 10 (Warranty) and Section 15 (Indemnification) set forth in the Supply Terms, and shall be grounds for immediate termination by QUALCOMM of this Agreement and cancellation of any outstanding purchase orders, or quantities remaining thereunder, for Satellite Data Modems.

7.    ENTIRE AGREEMENT.    This Agreement, including the Supply Terms and other Exhibits attached hereto, constitutes the complete agreement between the parties relating to the subject matter hereof, and supersedes any prior or contemporaneous agreements or representations affecting such subject matter.

8.    ORDER OF PRECEDENCE.    In the event of conflict between the Supply Terms and the balance of this Agreement, including the other Exhibits hereto, the Agreement shall govern.

9.    THIRD PARTY ARRANGEMENTS.    At the written request of Buyer, QUALCOMM shall offer to any Gateway Affiliate(s) an agreement in the same form as this Agreement, provided that QUALCOMM shall have the right to include such payment terms, restrictions on the use of QUALCOMM confidential and proprietary information and restrictions on assignment as deemed appropriate by QUALCOMM in its sole discretion, which terms and restrictions may be less favorable to such Gateway Affiliate(s).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

QUALCOMM Incorporated		New Operating Globalstar, L.L.C.
By:	/s/ Scott J. Becker	By:	/s/ William F. Adler
Name:	Scott J. Becker	Name:	William F. Adler
Title:	Sr. Vice President & General Manager QUALCOMM Wireless Systems Division	Title:	VP Legal and Regulatory

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EXHIBIT A

QUALCOMM Supply Terms & Conditions

December 2, 2003

The terms and conditions set forth herein (the "Supply Terms") shall apply to all arrangements for the order, purchase, sale and delivery of QUALCOMM products for use in the Globalstar System, except and to the extent the agreement covering the sale thereof ("Supply Agreement") provides otherwise, and a copy hereof shall be attached to each such Supply Agreement.

1.    DEFINITIONS.    The following capitalized terms shall have the meanings set forth below:

  "Affiliate(s)" shall mean any person or entity (i) which directly or indirectly controls, or is controlled by, or is under common control with a party or (ii) which, if publicly traded, has twenty percent (20%) or more of the voting securities directly or indirectly beneficially owned by a party. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

  "Aviation" shall mean any vehicle/container that leaves direct contact with the earth or an associated ground structure, is propelled or carried through the air, and which may be subject to regulation by the in-country aviation authority(ies).

  "Buyer" shall mean the party identified as "Buyer" or "Customer" in the applicable Supply Agreement.

  "Commercial Rates" shall mean the rates charged by QUALCOMM for development, installation and other types of services, a current listing of which is attached hereto as Attachment 5, and shall be adjusted annually upon written notice to Buyer.

  "Distributor" shall mean Buyer's agents and resellers of Buyer's services and/or Globalstar products, including Products.

  "Documentation" shall mean the standard end-user and other non-proprietary documentation provided with Product(s) by QUALCOMM.

  "Effective Date" shall be the effective date set forth in the applicable Supply Agreement.

  "Factory Refurbished Unit" shall mean a Product which is the same as or equivalent to a Product that is returned for warranty service, which has been restored to good working order and refurbished in accordance with QUALCOMM's standard procedures, in a condition at least as good as the unit returned, which has been reprogrammed with the most current version of Software, shipped in non-retail packaging and covered by a warranty equal to the greater of (a) ninety (90) days from QUALCOMM's delivery thereof to the FCA Point or (b) the time remaining in the Warranty Period covering the original Product.

  "FCA Point" shall mean QUALCOMM's San Diego manufacturing facility or such other QUALCOMM facility as QUALCOMM may notify Buyer from time to time.

  "Gateway" shall mean the ground system hardware, owned by Buyer or the Gateway Affiliates, and the associated installed software owned by QUALCOMM and its licensors used on the Globalstar System.

  "Gateway Affiliate(s)" shall mean an owner, operator or service provider of one or more Globalstar System Gateways.

  "Globalstar" shall mean Globalstar LP, a Delaware limited partnership or its successor in bankruptcy, as applicable.

  "Globalstar System" shall mean the low earth orbit satellite based system designed by Globalstar to provide wireless telecommunication services worldwide.

  "Information" shall have the meaning set forth in the Non-Disclosure Agreement, a copy of which is attached to these Supply Terms as Attachment 1.

  "Marks" shall mean the QUALCOMM trademarks which QUALCOMM places on Product(s).

  "NTF" or ("No Trouble Found") shall mean a Product returned to QUALCOMM which QUALCOMM has, in good faith and after applicable testing, found not to be defective.

  "Packet Data Service" shall mean a method for transferring data packets over the Globalstar System to a packet-switched network, such as the Internet or private networks.

  "Product(s)" shall have the meaning set forth in the applicable Supply Agreement.

  "Purchase Order" or "P.O." shall mean Buyer's written authorization issued to QUALCOMM for the purchase of Product(s) pursuant to the applicable Supply Agreement, including these Supply Terms.

  "Repair Prices" shall mean QUALCOMM's prices for repair of Products, a current listing of which is attached hereto as Attachment 2, and may be adjusted annually upon written notice to Buyer.

  "Reserved Service(s)" shall mean (i) mobile data messaging and position location services utilizing data only terminals that are based on QUALCOMM technology for in-cab driver communications related to the maintenance and/or monitoring of commercial trucking fleets, trailers, rail cars and/or vessels used on inland waterways and (ii) mobile data messaging and position location services utilizing data only terminals that are based on QUALCOMM technology for the maintenance and/or monitoring of off-highway heavy construction vehicles and equipment. Each of the foregoing restrictions shall apply (i) only in the geographic regions of the United States, Canada, Mexico, Brazil, and Europe (including Russia) and (ii) only until the expiration of three years after April 13, 2004. Reserved Service shall not include any such services used by the United States Department of Defense or any other United States or foreign governmental agency or entity.

  "RMA Number" shall mean a Return Material Authorization number obtained from QUALCOMM in accordance with the RMA Procedures.

  "RMA Procedures" shall mean the set of procedures found on QUALCOMM's official website which describes the process and documentation required for the return by Buyer of any Product(s) to QUALCOMM. Copies of the RMA Procedures and the Out-of-Warranty Repair Agreement are attached hereto as Attachments 3 and 4, respectively.

  "Software" shall mean the software in executable form which is contained in Product(s).

  "Term" shall be the term set forth in the applicable Supply Agreement.

  "Termination Charges" shall mean, as to Product(s) which are not delivered under a P.O. due to cancellation by Buyer or termination thereof by QUALCOMM due to Buyer's default, the greater of (a) the sum of (i) the price paid or incurred by QUALCOMM for any components or materials purchased for such Product(s) to the extent such components or materials cannot be returned for a refund, (ii) any termination charges invoiced to QUALCOMM by its suppliers for the return of such components or materials, (iii) QUALCOMM's cost in assembling or manufacturing efforts to produce such Product(s), and (iv) a fee of fifteen percent (15%) of the foregoing items; or (b) twenty percent (20%) of the purchase price of the undelivered Product(s) (without application of any discounts).

  "Warranty Period" shall mean the duration of the warranty for Product(s) set forth in the applicable Supply Agreement.

2.    PURCHASE OF PRODUCT(S).    These Supply Terms are an integral part of the Supply Agreement to which they are attached and such Supply Agreement shall apply to each and every P.O. issued thereunder unless the parties expressly agree in writing that such Supply Agreement, these Supply Terms, or a particular provision thereof, does not apply, and each such P. O. shall be subject thereto. Subject to the following sentence, each P.O. accepted by QUALCOMM in writing and the applicable Supply Agreement, including these Supply Terms, shall constitute the entire agreement between Buyer and QUALCOMM with respect to the purchase, sale and delivery of the Product(s) described in such P.O. Any terms or conditions stated by QUALCOMM in any invoice or by Buyer in any P.O., acknowledgment, or otherwise, that are different from, or in addition to, such Supply Agreement, shall be of no force and effect, and no course of dealing, usage of trade, or course of performance shall be relevant to explain or modify any term expressed in the Supply Agreement.

3.
ORDERS.

        3.1    P.O. Placement by Buyer.    From time to time during the Term, Buyer may purchase Product(s) in the quantities and at the prices set forth in the applicable Supply Agreement by submitting to QUALCOMM, Attn: Wireless Systems Division Contracts Department, a P.O. stating the quantities of Product(s) which Buyer desires to purchase, method of shipment, ship-to address, invoice address, name and contract number of the applicable Supply Agreement, and the requested delivery date(s).

        3.2    P.O. Acceptance/Rejection by QUALCOMM.    QUALCOMM is not obligated to accept any P.O. from Buyer and a P.O. becomes a part of the applicable Supply Agreement in accordance with Section 2 above only after such P.O. is accepted in writing by QUALCOMM. If any P.O. is rejected by QUALCOMM, QUALCOMM will advise Buyer in writing the reasons therefor.

Buyer acknowledges that if quantities of Product(s) or components therefor are limited, orders will be accepted and filled on a "first ordered" basis.

Buyer further understands and acknowledges that QUALCOMM may reject a P.O. if Buyer's account with QUALCOMM is in arrears or if Buyer is in default under the applicable Supply Agreement.

        3.3    Cancellation of P.O. by Buyer.    If approved by QUALCOMM, Buyer may cancel any portion of an accepted P.O. covering Product(s) in QUALCOMM's inventory at the time such P.O. was accepted by QUALCOMM, subject to payment of a restocking fee calculated as [*] of the Product price (without application of any discount) relating to the cancelled portion of the P.O. If cancellation is of Products manufactured to order, Termination Charges will apply unless QUALCOMM chooses to build and retain such Products, and associated components, for inventory, in which case the restocking fee of [*] applies.

4.
RIGHT TO RESELL/OBLIGATIONS AS RESELLER.

        4.1    Appointment as Reseller.    This is a non-exclusive agreement. Buyer may resell Product(s) and sublicense Software to Distributors for further resale and sublicense pursuant to a written document containing terms and conditions equivalent to those set forth in the applicable Supply Agreement, including these Supply Terms. Buyer shall undertake all reasonable commercial efforts to enforce such terms and conditions, including termination of further sales to any Distributor which breaches such terms and conditions, and in the event such breach continues, Buyer shall, at QUALCOMM's request, assign to QUALCOMM the right to enforce any such terms and conditions.

        4.2    Customer Support.    Buyer shall bear full responsibility for providing customer support in a manner which, at a minimum, meets all legal requirements in the jurisdiction where it resells Product(s).

5.    CONFIRMATION OF TESTING.    QUALCOMM shall provide to Buyer with each delivery of Product written confirmation in QUALCOMM's standard format that the Product(s) have passed each of the manufacturing and/or quality tests and been provisioned, in each case, as appropriate to such Product(s).

6.
DELIVERY; RISK OF LOSS.

        6.1    Delivery Terms.    All deliveries of Product(s) shall be made FCA (INCOTERMS 2000) to the FCA Point, and Buyer shall pay all shipping charges directly to carrier. In the absence of written shipping instructions from Buyer, QUALCOMM will select the carrier and so notify Buyer.

        6.2    Title and Risk of Loss.    Title to Product(s) (except Software, which is licensed) sold to Buyer and risk of loss or damage to Product(s) shall pass to Buyer upon QUALCOMM's delivery of such Product to the FCA Point.

        6.3    Rescheduling of Deliveries.    Deliveries may be rescheduled upon thirty (30) days written notice to other party. Delays greater than sixty (60) days shall entitle QUALCOMM to invoice and be paid as if delivery had been made when scheduled, provided QUALCOMM was prepared to ship on such date. At the request of Buyer, QUALCOMM will use reasonable commercial efforts to expedite shipments.

7.    RESTRICTED EXPORT.    Buyer acknowledges that all Products and all proprietary data, knowhow, software or other data or information ("Information") obtained from QUALCOMM are subject to United States (US) Government export control laws and accordingly their use, export and re-export, may be restricted or prohibited. Buyer, therefore, agrees not to directly or indirectly export, re-export, or cause to be exported or re-exported, any such Products, Information, or any direct product thereof, to any destination or entity prohibited or restricted under US law, unless it shall have first obtained prior written consent of the US Department of Commerce (or other applicable agency of the US Government, either in writing or as provided by applicable regulation, as the same may be amended from time to time), a copy of such consent to be provided to QUALCOMM prior to export by Buyer. Buyer agrees that no Products or Information received from QUALCOMM will be directly employed in missile technology, sensitive nuclear, or chemical biological weapons end uses or in any manner transferred to any party for any such end use. This requirement shall survive any termination or expiration of the Supply Agreement.

8.    INSPECTION; ACCEPTANCE.    Buyer shall inspect and either accept or reject Product(s) within thirty (30) days after the date of delivery to the FCA Point. If Buyer fails to effectively reject any Product in a written document delivered to QUALCOMM stating the reasons therefor within such period, Buyer shall be deemed conclusively to have accepted such Product and thereafter, Buyer's remedy for Product defects shall be limited to the applicable warranty described in Section 10. Product(s) properly rejected by Buyer in accordance with this Section 8 shall be returned in accordance with the RMA Procedures, and all shipping charges for the return and replacement of rejected Product(s), exclusive of duties and taxes, shall be paid by QUALCOMM. Any Product(s) rejected by Buyer which are determined to be NTF shall be subject to the NTF procedures set forth below.

9.
PRICE; PAYMENT TERMS.

        9.1    Price.    The price of Product(s) delivered, including any applicable discounts, shall be as set forth in the applicable Supply Agreement. All amounts stated are in U.S. Dollars. QUALCOMM's prices do not include any applicable sales, use, excise, value-added and/or withholding taxes, customs duties, fees, freight, insurance and delivery charges, or any other taxes, fees or charges. All taxes, fees, customs duties and other charges imposed in connection with the sale and delivery of Product(s) shall be timely paid directly by Buyer. In the event QUALCOMM is legally required to and actually pays any such taxes, fees, customs duties or charges, Buyer shall reimburse QUALCOMM therefor within thirty (30) days of QUALCOMM's invoice date.

Buyer shall have the right to request that QUALCOMM aggregate, for the purpose of qualifying for volume pricing and/or discounts, P.O.s placed by Buyer and P.O.s placed by Gateway Affiliates, Distributors, and other customers of Buyer.

        9.2    Payment Terms.    QUALCOMM's payment terms are twenty-five percent (25%) due following P.O. placement and prior to delivery, and seventy-five percent (75%) within thirty (30) days after FCA delivery, unless otherwise agreed to in writing by QUALCOMM. QUALCOMM will invoice Buyer 25% of the purchase price within one (1) business day of the P.O. acceptance date, and 75% of the purchase price within one (1) business day of the date QUALCOMM delivers to the FCA Point, on a NET 30 basis.

        9.3    Change in Payment Terms.    In the event that Buyer fails to make payments on a timely basis, QUALCOMM shall have the right to condition further deliveries under open P.O.s, and/or acceptance of additional P.O.s on Buyers payment of the full price for Product(s) covered thereby prior to delivery.

        9.4    Late Payments and Charges.    Buyer shall pay to QUALCOMM a late charge on any undisputed past due amounts at the rate of one percent (1.0%) per month or part thereof or the maximum amount permitted by law, whichever is less.

        9.5    Disputed Charges.    In the event that Buyer disputes an amount invoiced by QUALCOMM, Buyer shall promptly notify QUALCOMM in writing of the basis for such dispute, and shall pay the undisputed portion of such invoice as set forth herein.

        9.6    Payment Method.    Payment shall be made via wire transfer, unless otherwise agreed to in writing by QUALCOMM. Payment shall be in U.S. Dollars (USD) by Buyer in favor of QUALCOMM at the bank location set forth below, or such other bank location as QUALCOMM may from time to time designate in writing:

    Bank of America
    San Francisco, California
    ABA# 121-000-358 Int: S.W.I.F.T. No. [*]
    For credit to QUALCOMM Incorporated
    Account [*]

10.
WARRANTIES.

        10.1    Hardware.    QUALCOMM warrants only to Buyer that the Product(s) (excluding the Software contained therein) will (a) be free from defects in material and workmanship under normal use as permitted hereunder and (b) conform to QUALCOMM's specification for said Product(s) for the Warranty Period. QUALCOMM's entire liability and Buyer's sole remedy for breach of the above warranty shall be the return of the allegedly defective Product(s) to QUALCOMM or QUALCOMM's designated service center at Buyer's sole expense, all in accordance with the RMA Procedures, within thirty (30) days of the identification of the defect.

        10.2    Software.    QUALCOMM warrants that the Software contained in the Product(s) will be free from material programming errors that substantially impair the intended operation thereof for the Warranty Period. In the event of a breach of the above warranty that is reproducible by QUALCOMM, QUALCOMM shall use reasonable commercial efforts to provide a software work-around or correction.

        10.3    Services.    QUALCOMM warrants that any services performed pursuant to any Supply Agreement will be performed in a professional and workmanlike manner.

        10.4    Exclusions.    No warranty, express or implied, shall extend to any Software or any Product(s) which has been subjected to misuse, neglect, accident, or improper storage or installation or which has been repaired, modified, or altered by anyone other than QUALCOMM or QUALCOMM's authorized representative. In addition, unless approved in writing by QUALCOMM as described in Section 11 hereof, the warranty does not extend to any Product(s) which are attached to or used with accessories, batteries, connectors, cabling or other items not provided by QUALCOMM. Product(s) are not specifically warranted to be appropriate for incorporation and use in any other product or for any use prohibited in the applicable Documentation or Supply Agreement. Buyer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth herein. QUALCOMM MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCT(S) OR SOFTWARE, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ANY EXPRESS OR IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE.

        10.5    Warranty Process.    In the event of an alleged defect of Product(s) covered by warranty, Buyer shall obtain an RMA Number and return the Product(s) in accordance with the RMA Procedures within thirty (30) days after the issuance of the RMA Number. If Product(s) returned by Buyer in accordance with the RMA Procedures are determined by QUALCOMM to be defective and covered by warranty, QUALCOMM shall use reasonable commercial efforts to, within thirty (30) days of receipt of Product(s), at its option, repair or replace such Product and ship such Product to Buyer at QUALCOMM's expense (excluding taxes and customs duties imposed in connection with the return of Product(s) if applicable) or, if QUALCOMM determines that it is unable to repair or replace such Product, QUALCOMM shall credit to Buyer's account the amount of the unit purchase price paid therefor. QUALCOMM shall have the right to ship as a replacement a Factory Refurbished Unit. QUALCOMM's obligation to effect the warranty remedy set forth herein shall be subject to Buyer's shipment of defective Product(s) in strict accordance with the RMA Procedures.

        10.6    "No Trouble Found" or "NTF".    If Buyer's levels of NTF returns are reasonably determined by QUALCOMM to be excessive, Buyer shall be notified and thereafter billed the sum of [*] dollars (US$[*]) per occurrence for the NTF evaluation. Buyer shall pay for shipping to and from QUALCOMM for all NTF units.

        10.7    Returned Product(s) Not Covered by Warranty.    In the event Product(s) not covered by warranty can be economically repaired, QUALCOMM shall contact Buyer for authorization to repair and provide an estimate of the costs therefor, based on the Repair Prices plus an evaluation fee of [*] (US$[*]). If authorized by Buyer, QUALCOMM shall attempt to repair such Product(s) within the estimate and return same to Buyer at Buyer's cost. Buyer shall pay for such repair upon invoice from QUALCOMM. If QUALCOMM is unable to repair non-warranted Product(s), or Buyer does not authorize repair, QUALCOMM will return same to Buyer at Buyer's cost or scrap the same without liability to Buyer.

11.    PRODUCT USES AND RESTRICTIONS.    Buyer shall, and shall require its Distributors and other customers to market, distribute, sell and use the Product(s) and sublicense and use the Software solely in accordance with and for the purposes contemplated in the applicable Documentation and Supply Agreement. No data only Product(s) shall be marketed or sold for any Reserved Service, nor may any Product be incorporated into any other product developed, marketed, produced, sold or permitted to be used for or in any Reserved Service or, unless otherwise provided in an Integration Agreement executed by QUALCOMM and a product integrator approved by QUALCOMM, for Aviation applications (other than QUALCOMM's Globalstar Aviation Communications Kit, MCN #65-C1748-X).

        11.1    In the event that any third party item(s) not provided by QUALCOMM will be used in conjunction with the Products, prior to any such use or incorporation, Customer or third party must provide QUALCOMM all such items for analysis and testing by QUALCOMM at Buyer's expense.

Such analysis and/or testing shall be repeated by QUALCOMM at its sole option, at Buyer's expense, if problems occur and/or if changes are made once the item(s) have been analyzed and tested by QUALCOMM.

12.    RESTRICTIONS ON USE OF TRADEMARKS AND LOGOS.    In order that each party may protect its trademarks, trade names, corporate slogans, corporate logo, goodwill and product designations, no party, without the express written consent of the other, shall have the right to use any such marks, names, slogans or designations of the other party, in the sales, lease or advertising of any products or on any product container, component part, business forms, sales, advertising and promotional materials or other business supplies or material, whether in writing, orally or otherwise, except as expressly agreed by the parties. Nothing in this Section shall restrict Buyer from distributing Product(s) with the Marks.

13.    NO TRANSFER OF INTELLECTUAL PROPERTY RIGHTS IMPLIED.    The sale to Buyer of Product(s) does not convey to Buyer any intellectual property rights in such Product(s) or any Software, including but not limited to any rights under any patent, trademark, copyright, or trade secret other than as set forth in Section 14. Neither the sale of Product(s), the license of Software nor any provision in any Supply Agreement shall be construed to grant to Buyer, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of QUALCOMM or its licensors covering or relating to any other product or invention or any combination of Products or software with any other product.

14.    SOFTWARE LICENSE.    Product(s) sold hereunder may contain or be accompanied by Software and, except as otherwise expressly provided herein, all references to "Product(s)" herein shall be deemed to include the accompanying Software, provided that nothing herein shall be construed as the sale of, or passage of title in, any Software or any other intellectual property embedded in the Product to Buyer. QUALCOMM hereby grants to Buyer a non-exclusive, worldwide license to sublicense the Software and to use the Software (in object form only) solely as included and intended to be used in the Products purchased by Buyer from QUALCOMM and for use only in the manner which QUALCOMM intends the Software to be used, for the duration of the useful life of such Product(s) and subject to the terms and conditions of the applicable Supply Agreement. Buyer shall not and shall not permit any third party to, without the prior written consent of QUALCOMM: (i) alter, modify, translate, or adapt any Software or create any derivative works based thereon; (ii) copy any Software; (iii) assign, sublicense or otherwise transfer the Software in whole or in part, except as permitted herein; (iv) use the Software except as specifically contemplated in the applicable Supply Agreement; or (v) disclose the Software to any third party. The entire right, title and interest in the Software shall remain with QUALCOMM, and Buyer shall not remove any copyright notices or other legends from the Software or any accompanying documentation. Buyer may reproduce and distribute any Documentation provided by QUALCOMM for distribution with the Product, in whole or in part, for purposes related to the operation, maintenance, marketing or sale thereof.

Buyer may sublicense to its Distributors the right to further sublicense to bona fide end user customers the right to use the Software only as incorporated in the Product, subject to terms at least as protective of QUALCOMM's rights therein as the provisions of the applicable Supply Agreement and such right shall survive termination or expiration of such Supply Agreement and last for the duration of the useful life of the Product. If Buyer, and Buyer's Distributors, do not take reasonable steps to enforce their rights under such software sublicense agreements, Buyer shall take all reasonable steps necessary to ensure that the right to enforce such software sublicense agreements is transferred and assigned to QUALCOMM.

Buyer shall use the Products and Software contained therein or furnished by QUALCOMM solely in accordance with and for the purposes specifically contemplated in the terms of the applicable Supply Agreement. Buyer shall not, and shall not permit any third party to, directly or indirectly, alter, modify, translate, or adapt any Product or Software contained therein or create any derivative works based thereon, disassemble, decompose, reverse engineer, or analyze the physical construction of, any of the Products or Software or any component thereof for any purpose.

15.
INDEMNIFICATION.

        15.1    Misuse.    Buyer shall indemnify, defend and hold harmless QUALCOMM, its Affiliates, and their directors, officers, agents and employees against any and all losses, claims, demands, damages and expenses (including reasonable attorneys' fees) arising out of (i) any misuse or modification of the Product(s) sold hereunder, (ii) any unauthorized or unlawful use or distribution of the Product(s) sold hereunder, (iii) any breach of the Non-Disclosure Agreement described in Section 18 hereof, or (iv) any unlawful acts or omissions by Buyer or its Service Providers, or military and aviation application customers, including any nonpayment of taxes, duties or other assessments relating to the transactions contemplated by the applicable Supply Agreement. If a military or aviation application customer is deemed by QUALCOMM to be a viable indemnifier based on various factors, including without limitation, its capitalization, financial status, and the nature of the product/application, and such customer is willing to indemnify QUALCOMM to the same extent as required in this Section 15.1, QUALCOMM will accept a written indemnification directly from such customer with respect to such customer for the product/application specified in lieu of the indemnification by Buyer for acts or omissions by such customer. For purposes of this Section 15.1, "misuse" shall mean any use of the Product(s) other than as prescribed in this Agreement.

        15.2    Third-Party Claims.    QUALCOMM shall indemnify, defend and hold harmless Buyer, its Affiliates, and their directors, officers, agents and employees against any losses, claims, demands, damages and expenses (including reasonable attorneys' fees) brought or raised in any jurisdiction in the United States or Canada, arising out of or related to any incident of personal injury or property damage which the Product, when used in accordance with the Documentation, has directly or indirectly caused or is alleged to have caused, in whole or in part. Buyer shall indemnify, defend and hold harmless QUALCOMM, its Affiliates, and their directors, officers, agents and employees against any losses, claims, demands, damages and expenses (including reasonable attorneys' fees) arising out of or related to any incident of personal injury or property damage which Buyer's products, for reasons other than the presence of the Product(s), has caused or is alleged to have caused, in whole or in part.

        15.3    By Buyer—Infringement.    Buyer shall indemnify, defend, and hold harmless QUALCOMM, its Affiliates, and their directors, officers, agents and employees, from and against all suits and claims for infringements or violations (or alleged infringements or violations) of any United States patent, trademark, copyright, trade secret or other intellectual property rights of any third party: (i) caused by Buyer's modification of any Product(s) or caused by the modification of any Product(s); or (ii) arising from any markings, logos or features other than the Marks. If a military or aviation application customer is deemed by QUALCOMM to be a viable indemnifier based on various factors, including without limitation, its capitalization, financial status, and the nature of the product/application, and such customer is willing to indemnify QUALCOMM to the same extent as required in this Section 15.3, QUALCOMM will accept a written indemnification directly from such customer with respect to such customer for the product/application specified in lieu of the indemnification by Buyer for acts or omissions by such customer.

        15.4    Procedure for Indemnification.    With respect to indemnification pursuant to Section 15.1, 15.2 or 15.3, (i) the indemnified party shall give the indemnifying party prompt written notice of any claim or action for which the indemnified party is claiming indemnification hereunder; (ii) the indemnifying party shall be given the opportunity to control the defense or settlement of each such claim or action; and (iii) the indemnified party shall cooperate with, and provide reasonable information and assistance to, the indemnifying party in the defense and/or settlement of each such claim or action at the indemnifying party's expense, provided that failure to comply with (i), (ii) and

(iii) shall not affect the indemnifying party's obligation hereunder unless and to the extent the indemnifying party is materially prejudiced thereby. The indemnifying party shall pay all sums, including without limitation reasonable attorneys' fees, damages, losses, liabilities, expenses, and other costs, that by final judgment or decree, or in settlement of any suit or claim to such indemnifying party agrees, may be assigned against the indemnified party, its Affiliates, directors, officers, managers, members, agents, and employees on account of the claim indemnified against.

        15.5    By QUALCOMM—Infringement.    QUALCOMM shall indemnify, defend, and hold harmless Buyer, its Affiliates, and their directors, officers, agents and employees, from and against all suits and claims that the Product(s) infringes or violates (or allegedly infringes or violates) any United States patent, trademark, copyright, trade secret or other intellectual property rights of any third party. QUALCOMM agrees that it will pay all sums, including, without limitation, reasonable attorneys' fees, damages, losses, liabilities, expenses and other costs, which, by final judgment or decree, or in settlement of any suit or claim to which QUALCOMM agrees, may be assessed against Buyer, its Affiliates, directors, officers, agents, employees, on account of the foregoing, provided that: (a) QUALCOMM is given prompt written notice of such claim or action; (b) QUALCOMM is given the opportunity to control the defense or settlement of such claim or action; and (c) Buyer will cooperate with QUALCOMM to provide reasonable information and assistance in the defense and/or settlement of any such claim.

16.    TERMINATION FOR CAUSE.    The occurrence of any of the following shall constitute a material default and breach of the applicable Supply Agreement and shall allow the non-defaulting party to terminate such Supply Agreement and any outstanding Purchase Orders or portions thereof after the expiration of the applicable period of cure, if any;

    (a)
    Any unauthorized disclosure of either party's confidential information as set forth in Section 18 below shall allow the non-defaulting party to terminate immediately;

    (b)
    Any unauthorized use, sale or distribution of the Product(s) other than as set forth herein, misuse of the Marks, or the performance by Buyer of unauthorized modifications to the Product(s) shall permit QUALCOMM to terminate immediately;

    (c)
    The dissolution, liquidation or discontinuance of business operations of either party shall permit the other party to terminate immediately;

    (d)
    Any material default by either party of an obligation, condition or covenant of the Supply Agreement which, if curable, is not cured within thirty (30) days of the date after the other party notifies the defaulting party of such default.

In the event of termination by Customer due to QUALCOMM breach that remains uncured, QUALCOMM shall stop work as directed in the termination notice and use best efforts to mitigate expenditures.

If termination is by QUALCOMM, Buyer shall pay QUALCOMM the Product price for the delivered units and the applicable cancellation fees set forth in Section 3.3 hereof. If termination is by Buyer, Buyer shall pay QUALCOMM the Product price for the delivered units, plus QUALCOMM's costs to supplier(s) for part(s) ordered by QUALCOMM that cannot be cancelled or returned for refund. In that event, those part(s) for which QUALCOMM receives full payment from Buyer shall be delivered to Buyer, subject to any licensing requirements.

17.    LIMITATION OF LIABILITY.    IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER, NOR SHALL QUALCOMM BE LIABLE TO BUYER'S DISTRIBUTORS OR CUSTOMERS, FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL DAMAGES, ARISING OUT OF THE SUPPLY AGREEMENT

INCLUDING BUT NOT LIMITED TO, THE USE OR INABILITY TO USE, OR THE DELIVERY OR FAILURE TO DELIVER, ANY PRODUCT(S) OR ANY SOFTWARE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF WHETHER A PARTY'S REMEDIES HEREUNDER ARE DETERMINED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. FURTHER, THE ENTIRE LIABILITY OF EITHER PARTY, AND THE SOLE AND EXCLUSIVE REMEDY OF ANY PARTY, FOR ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL NOT EXCEED THE PURCHASE PRICE FOR THE PRODUCT WHICH IS THE SUBJECT OF SUCH CLAIM OR CAUSE OF ACTION.

18.    RESTRICTIONS ON DISCLOSURE AND USE.    The terms of the Mutual Non-Disclosure Agreement between Buyer and QUALCOMM, Attachment 1, shall govern the exchange of all confidential and/or proprietary information between the parties under the applicable Supply Agreement.

19.
COMPLIANCE WITH LAWS; PERMITS.

        19.1    Compliance with Laws.    Each party shall comply with all applicable required U.S. laws, regulations and codes, in the performance of the applicable Supply Agreement. Nothing contained in any Supply Agreement shall require or permit Buyer or QUALCOMM to do any act inconsistent with the requirements of: (a) the regulations of the United States Department of Commerce; or (b) the foreign assets controls or foreign transactions controls regulations of the United States Treasury Department; or (c) of any similar United States law, regulation or executive order; or (d) any applicable law or regulation, as the same may be in effect from time to time. Buyer will comply with all laws and regulations of the United States of America applicable to its activities under the applicable Supply Agreement, including but not limited to U.S. Export Administration Regulations. Further, Buyer shall comply with the laws of all countries in which Buyer imports any Products in the importation, marketing, sale, distribution, warranty and use thereof. Each party shall indemnify the other party and its officers, directors, employees and permitted assigns and successors against any losses, damages, claims, demands, suits, liabilities, penalties and expenses, (including reasonable attorneys' fees) that may be sustained by reason of such party's failure to comply with this Section 19.

        19.2    Licenses and Permits.    QUALCOMM warrants that the Phone(s), Car Kit(s), and the Satellite Data Modems have been type-certified by the U.S. Federal Communications Commission. Buyer and its Distributors shall be solely responsible for obtaining all other permits, certifications and approvals required by law or regulation, including any such permits, certifications and approvals, or any other governmental approval that may be required to market, manufacture, sell or distribute the Product(s). At Buyer's request, QUALCOMM shall reasonably assist Buyer at Buyer's expense.

20.    INSURANCE.    Buyer and Buyer's Distributors shall at all times, at their own cost and expense, carry and maintain the insurance coverage required by law and commercially standard in the jurisdiction(s) and industry(ies) where any Product may be sold. Buyer shall provide a certificate of insurance to QUALCOMM upon request and shall require its insurer(s) to advise QUALCOMM in writing within sixty (60) days prior to any changes or cancellations being made to such policy(ies).

21.    PARTY RELATIONSHIP.    It is expressly understood that the parties intend and establish only the relationship of independent contractors. No party shall have any authority to create or assume in the name of or on behalf of the other party any obligation, express or implied, to act or to purport to act as the agent or legally empowered representative of the other party for any purpose whatsoever.

22.    ASSIGNMENT.    Neither the Supply Agreement nor any rights, duties or interest herein, shall be assigned, transferred, pledged or hypothecated or otherwise conveyed by either party without other party's prior written consent, which shall not be unreasonably delayed or withheld. Notwithstanding, after December 31, 2006 and upon notice to Buyer, QUALCOMM may transfer the Supply Agreement in connection with any transfer or sale by QUALCOMM to a third party without consent (other than a direct competitor of Buyer) of its Globalstar-related business, so long as such third party acquires or arranges for sufficient resources to perform its obligations thereunder. For purposes of this Section 22, "assignment" shall be deemed to include any transaction or series of transactions which results in an aggregate change in ownership or control of fifty percent (50%) or more of the Buyer. Any assignment or delegation in contravention of this Section shall be void.

23.    DISPUTE RESOLUTION.

        23.1    Good Faith Negotiations.    The parties shall attempt to resolve by good faith and diligent negotiation any dispute, controversy or claim between them arising out of or relating to the Supply Agreement, or the breach, termination or invalidity thereof. If such negotiations are not initiated within thirty (30) days of one party's request to the other for negotiations and/or concluded within sixty (60) days after initiation, either party may initiate legal proceedings in accordance with this Section.

        23.2    Applicable Law: Jurisdiction.    The Supply Agreement shall be construed and the rights of the parties shall be determined, in all respects, according to the laws of the State of California (USA), without giving effect to the principles of conflicts of law thereof. The Supply Agreement shall not be governed by the provisions of the 1980 United Nations Conventions on Contracts for the International Sale of Goods. The parties hereto expressly consent and submit to the exclusive jurisdiction of the courts of California for the adjudication or disposition of any claim, action or dispute arising out of the Supply Agreement. The prevailing party thereto will be entitled to recover its expenses including, without limitation, reasonable attorney's fees.

        23.3    Admissibility.    ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE.

24.    FORCE MAJEURE.    Neither party shall be in default or liable for any loss or damage resulting from delays in performance or from failure to perform hereunder due to any causes beyond its reasonable control, which causes include but are not limited to acts of God or the public enemy; riots or insurrections; war; fire; strikes and other labor difficulties (whether or not the party is in a position to concede to such demands) embargoes; judicial action; lack of or inability to obtain necessary labor, materials, energy, components or machinery; and acts of civil or military authorities. Should an event of Force Majeure occur, the party so affected shall give prompt written notice to the other party of such cause and its effect on its ability to perform under the applicable Supply Agreement. If the event of Force Majeure is not resolved and performance reinstated within one hundred twenty (120) days after notice thereof, either party may terminate such Supply Agreement, without further obligation to the other with respect to the unperformed obligation and without the application of any Termination Charges.

25.    NOTICES.    All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Supply Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by first class mail, postage prepaid or sent by, facsimile and electronically confirmed, or via delivery service, properly addressed as set forth below. Notice shall be deemed received upon the earlier of actual receipt or (i) one (1) business day after confirmed facsimile or delivery or (ii) five (5) business days after deposit into the U.S. mail.

QUALCOMM Incorporated 5775 Morehouse Drive San Diego, CA 92121-1714	New Operating Globalstar, L.L.C. 3110 Zanker Road San Jose, California
Attn.: [*]	Attn:	/s/ [*]
QUALCOMM Wireless Systems Division	Facsimile:	[*]
Facsimile: [*]	Copy:
with a copy to:	Facsimile:

[*], Wireless Systems
Facsimile No.: [*]

Addresses and facsimile numbers can be changed by providing notice to the other party in accordance with this Section.

26.    ENGLISH LANGUAGE.    All negotiations, correspondence, and documents whatsoever shall be in the English language. In any case where text exists in more than one language, the English text shall govern.

27.    MISCELLANEOUS PROVISIONS.    The supply of Products by QUALCOMM is on a nonexclusive basis. No addition to or modification of any Supply Agreement shall be effective unless made in writing and signed by the respective representatives of QUALCOMM and Buyer. Any delay or failure to enforce at any time any provision of any Supply Agreement shall not constitute a waiver of the right thereafter to enforce each and every provision thereof. If any of the provisions of any Supply Agreement is determined to be invalid, illegal, or otherwise unenforceable, the remaining provisions shall remain in full force and effect. The parties' rights and obligations which by their sense and context are intended to survive any termination or expiration of any Supply Agreement, including these Supply Terms, shall so survive.

********

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

New Operating Globalstar, L.L.C., a Delaware limited liability company		QUALCOMM Incorporated, a Delaware corporation
By:	/s/ William F. Adler	By:	/s/ Scott J. Becker
Print Name:	William F. Adler	Print Name:	Scott J. Becker
Title:	VP Legal and Regulatory	Title:	Sr. Vice President & General Manager QUALCOMM Wireless Systems Division

Attachment 1

MUTUAL NON-DISCLOSURE AGREEMENT

OMITTED

Attachment 2

QUALCOMM INCORPORATED

OUT-OF-WARRANTY HARDWARE REPAIR PRICING
GLOBALSTAR PRODUCTS
(Prices Effective Through December 31, 2004)

Product	Out-of-Warranty Repair Unit Pricing (U.S. $)

GSP-1600 Tri-Mode Portable Phone

• Replace Digital Board (MCN 20-81705-1)

• Replace RF Board (MCN 20-81707)

• Light Repair-Antenna Replacement

• Light Repair-Filter Replacement	[*]

GSP-2800 Fixed Phone (Base)

GSP-2900 Fixed Phone (Enhanced)

GSP-1620 Satellite Data Modem (CCA Only/Excludes Antenna)

Phone Product Accessories (Includes Car Kit)	Not Repaired

No Trouble Found (NTF)/ Repair Evaluation Fee	[*] Per Occurrence

Attachment 3

RMA (Return Material Authorization) Procedures
for QUALCOMM Globalstar Products

Prior to Requesting an RMA

1.    Buyer personnel must be registered with QUALCOMM Customer Service to submit a request for RMA. To obtain registration status, Buyer must email QUALCOMM Customer Service at gstechsupport@qualcomm.com. (A list of authorized personnel that can obtain RMAs from QUALCOMM should be provided in advance, if possible, by Buyer).

2.    Buyer personnel will receive an email confirmation that they have been authorized to submit RMAs.

RMA Procedure

1.    Buyer should REQUEST an RMA from QUALCOMM using one of the following methods:

  •
  EMAIL QUALCOMM Customer Service at gstechsupport@qualcomm.com. Be sure to include "RMA Request" in the subject field.

Or

  •
  Request a hardcopy RMA form comm-sa@qualcomm.com.

    COMPLETE the hardcopy RMA form and FAX the form to QUALCOMM Customer Service (US) +l 858-651-QFAX (7329) or send it as an attachment in an email to gstechsupport@qualcomm.com. Be sure to include the original Purchase Order Number or Contract Name/Number on this Form.

2.    The QUALCOMM Customer Service Representative will log the information into QUALCOMM's call tracking software system, which automatically assigns a case number for the RMA request. Please note, this is not the RMA number. The RMA number will be assigned if all warranty criteria have been met. Please include a description of the problem and the RMA documentation with the part(s) to be repaired.

3.    Buyer will RECEIVE a confirmation and case number for the RMA request from QUALCOMM Customer Service via email.

4.    Buyer will RECEIVE an RMA number, shipping instructions, and RMA confirmation documents from QUALCOMM Customer Service via email or fax.

5.    Buyer must package the RMA part(s) for shipment for safe arrival at QUALCOMM, including the following:

  a)
  Package part(s) in accordance with professional packing standards. Part(s) must be packaged in original box or equivalent container. If applicable, external box should be suitable for international shipment or Freight Forwarder equivalent.

  b)
  Enclose the RMA form, the description of the failure, and a copy of the RMA documentation received from QUALCOMM in each shipping container. If applicable, enclose any exportation documentation for customs purposes.

  c)
  Write the RMA number(s) on the outside of each container. If reusing shipping containers, remove previous stickers and labeling.

  d)
  Verify the "Ship TO" address is visible on the outside of each container.

6.    Buyer must SHIP the RMA part(s) per QUALCOMM shipping instructions indicated on the RMA documentation.

Please refer to the applicable contract agreement with QUALCOMM to determine the responsible party and schedule for payment of associated shipping costs (i.e., customs clearance, freight costs, and associated duties and taxes) required for transport or parts(s) to and from QUALCOMM; and for Repair Evaluation Fees and Repair Fees.

7.    For tracking purposes, Buyer must OBTAIN the Airway Bill (AWB) number from the freight forwarder and email both the AWB number and the associated RMA number to QUALCOMM Customer Service at status.rma@qualcomm.com shipment.

8.    QUALCOMM will notify Buyer of estimated ship schedule for repaired part(s) via email.

9.    Buyer should CONFIRM the receipt of the repaired product(s) and validate the functionality of the part(s) by sending email to status.rma@qualcomm.com.

10.    Upon receipt of Buyer's confirmation, QUALCOMM will close the Case and the RMA. If confirmation has not been received in thirty (30) days from date of shipment, QUALCOMM will close the case and the RMA accordingly.

This Procedure may change from time to time in QUALCOMM's sole discretion. Buyer should contact QUALCOMM for questions.

Attachment 4

AGREEMENT FOR REPAIR OF OUT-OF-WARRANTY
GLOBALSTAR HARDWARE
(CDMA Gateway Equipment, Satellite Phone Products, Satellite Data Modems)
AGREEMENT No.

This Agreement for Repair of Out-of-Warranty Globalstar Hardware ("Agreement") is entered into as of April     , 2004 ("Effective Date") by and between QUALCOMM Incorporated ("QUALCOMM"), a Delaware U.S.A. corporation having offices at 5775 Morehouse Drive, CA 92121, and a                         , a                          ("Customer"), with offices located at and each may be referred to as "party" and collectively as "parties" to this Agreement.

1.0    Term.    The term of this Agreement shall be for one (1) year from the Effective Date. During the term, all QUALCOMM repairs for out-of-warranty hardware shall be governed by this Agreement.

2.0    Repairs.    QUALCOMM will perform reasonable repairs based on the availability of QUALCOMM's personnel and component parts. Customer will be notified if QUALCOMM deems any part not repairable, and Customer may request to purchase a replacement part at that time (to be sold subject to availability and under a separate agreement).

3.0    Return Material Authorization (RMA).    All returns shall be handled in accordance with QUALCOMM's RMA Procedures. For each repair requested during the term and for Customer's return of any part(s) for repair, Customer shall request an RMA Number.

Any unauthorized part received by QUALCOMM will be returned at the Customer's sole expense. If RMA number is issued by QUALCOMM and QUALCOMM fails to receive Customer's defective part within thirty (30) days of issuance of the RMA number, QUALCOMM reserves the right to cancel the RMA upon written notice to Customer, and retain any monies received by the Customer for said repair. Customer may cancel an RMA prior to Customer's shipment of part(s) upon written notice to QUALCOMM. Upon receipt of Customer's notice, QUALCOMM will cancel the associated RMA number. Information in the form of Exhibit A hereto will be required prior to each repair.

4.0    Price.    QUALCOMM's repair prices do not include shipping, duties or taxes. For all out-of-warranty repairs, Customer agrees to pay all shipping, duties and taxes associated with the return of part(s) to QUALCOMM, and associated with the repaired part(s) being returned to Customer. To the extent reasonably possible, QUALCOMM will publish current repair prices on QUALCOMM's Customer Service website. In certain cases, QUALCOMM will provide an estimated repair price upon Customer's return of the part and QUALCOMM's evaluation of necessary repair.

5.0    Payment.    All payments shall be made in U.S. Dollars. Unless otherwise agreed to by QUALCOMM, Repair Evaluation Fee(s) must be received prior to QUALCOMM's issuance of an RMA and evaluation of a part. Payment terms for out-of-warranty repairs are twenty five percent (25%) of the estimated repair price due prior to QUALCOMM's issuance of an RMA number and Customer's shipment of the part(s), and seventy five percent (75%) of the actual repair price due within thirty (30) days after QUALCOMM's delivery to the FCA Point (i.e., QUALCOMM's dock). QUALCOMM will invoice on a NET 30 basis. Payments shall reference this Agreement number and must be made by credit card based on Customer information below or via wire transfer to the bank location set forth below, or such other bank location as QUALCOMM may from time to time designate in writing:

Bank of America
San Francisco, California
ABA# 121-000-358
Int. S.W.I.F.T. No. [*]
Account [*].

Customer shall pay to QUALCOMM a late charge on any undisputed past due amounts at the rate of one percent (1%) per month or part thereof or the maximum amount permitted by law, whichever is less. In the event Customer disputes an amount invoiced by QUALCOMM, Customer shall promptly notify QUALCOMM in writing the basis for such dispute, and shall pay the undisputed portion of such invoice as set for therein.

6.0    Delivery.    Estimated lead times for QUALCOMM repairs will be provided to Customer upon request. Delivery terms are FCA, QUALCOMM's dock, San Diego, California (the "FCA Point"). QUALCOMM will notify Customer in writing when the repaired part(s) is available for pick up (the "Notification Date"). If Customer fails to pick up the repaired part(s) following thirty (30) days after the Notification Date, QUALCOMM will invoice, and Customer will be responsible, for payment of daily storage fees at QUALCOMM's then-current rate until such time as the repaired part(s) is picked up by Customer.

7.0    Warranty.    Customer has twenty (20) days from Customer's receipt of a repaired part to notify QUALCOMM that the part is non-working (and in no case can a notification be received later than forty five (45) days from the Notification Date). Otherwise, Customer shall be deemed to have accepted the part(s) "AS IS, and without warranty of any kind." If a returned part is non-working, Customer will provide QUALCOMM a detailed explanation of the problem, and photographs if available, when obtaining an RMA number from QUALCOMM. If upon QUALCOMM's reasonable evaluation it is determined that the part remains defective or otherwise non-working as a direct result of QUALCOMM's actions (or the actions of its suppliers), QUALCOMM will repair the part at QUALCOMM's expense and ship the part back to Customer at QUALCOMM's expense (except for duties and taxes which will be the responsibility of Customer). THE WARRANTY IN THIS SECTION 7.0 IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, WHETHER ARISING FROM LAW, CUSTOM, OR CONDUCT AND 1S CUSTOMER'S SOLE REMEDY RELATED TO QUALCOMM'S REPAIR OF A PRODUCT.

8.0    Termination for Cause.    Either party may terminate this Agreement for material default by the other party of an obligation, condition or covenant of this Agreement, which, if curable, is not cured within thirty (30) days of the date after the other party notifies the defaulting party of such default.

9.0    Agreement/Governing Law.    Customer's Purchase Order and/or terms and conditions do not apply. This Agreement, and the RMA Procedures, are the complete agreement between the parties regarding the subject matter and this Agreement shall be construed according to the laws of the State of California without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

New Operating Globalstar LLC		QUALCOMM Incorporated
By:	/s/ William F. Adler	By:	/s/ Scott J. Becker
Name:	William F. Adler	Name:	Scott J. Becker
Title:	VP Legal and Regulatory	Title:	Sr. Vice President and General Manager

Exhibit A

MCN or Part #	Part Name	Quantity	Serial #	Repair Price (in US $)*

$

$

$

			TOTAL REPAIR PRICE, EXCLUDING SHIPPING, TAXES & DUTIES	$

* Repair price is per QUALCOMM's Website or as quoted in writing by QUALCOMM.

Complete Description of Problem:

CUSTOMER CREDIT CARD INFORMATION AND AUTHORIZATION:
Credit Card Type:
Number:
Expiration Date:
Name on Credit Card:
Customer's Signature:

For credit card payments, Customer will include pertinent information above. Customer's signature is authorization for QUALCOMM to charge the prices stated on this Agreement to Customer's credit card.

SHIP TO ADDRESS FOR REPAIRED PART(S):

SHIPPING INFORMATION (if Customer requests QUALCOMM's shipment of repaired part(s) in lieu of Customer pickup):
Freight Forwarder:
Freight Account #
Ship Method:

Attachment 5

QUALCOMM Commercial Rates

QUALCOMM's Labor Rates are as follows:

Labor Category	Hourly Rate (in U.S. $)

Sr. Principal Engineer

Principal Engineer

Project Manager

Systems/Sr. Engineer

Hardware/Software Engineer	[*]

Administration

Associate Engineer/Sr. Field Engineer

Sr. Technician/Sr. Field Technician

Field Engineer

Field Technician/Technician

Admin Support

Travel costs and materials are not included in the above Labor Rates. As needed, they will be separately quoted by QUALCOMM.

QUALCOMM Labor Rates are established at a corporate level and adjusted annually. Current Labor Rates above are effective through December 31, 2004.

EXHIBIT B

ACCESSORIES

QUALCOMM's prices are current as of the Effective Date and subject to change upon notice to Buyer. Limited to quantities in Inventory; current estimates below. (Additional quantities of some items not in retail packaging may also be available for purchase).

Item	Product Line	Product Number	Price	Inv	Model Number	MCN Description

1.	Cigarette Lighter Adapter, Kit	CLA-1600		0	CXCLA0511	KIT, GS PORTABLE UT, CLA, PROD, RETAIL

2.	Data Cable, Kit	GDC-1100		0	XCDTA0512	KIT, TR-MODE DATA, GS, MDL CXDTA0512

3.	Data Cable, Tri Mode	GDC-1200		2042	CXDTA055	CABLE ASSY, DATA, PRODUCTION

4.	UT Diagnostic Monitor UTDM	GDM-2000	[*]	16	CXMST005	KIT, COMMERCIAL, UTDM

5.	Protective Case, Kit	GPC-1000		9	CXLCC0511	KIT,GS PORTABLE UT,PROTECTIVE CASE,PROD,RETAIL

6.	Leather Pouch, Kit	GPC-1100		0	CXLCC0521	LEATHER POUCH KIT

7.	Leather Case, Russia	GPC-1200		200	CXLCC051	CASE, LEATHER, PHONE, GLOBALSTAR PORTABLE (RUSSIA)

8.	Universal Travel Charger, Kit	GSP-1210		1786	CXTVL0511	KIT, GS PORTABLE UT, UNIVERSAL TRAVEL CHARGER,PROD

9.	Argentina Travel Charger, Kit	GSP-1211		36	CXTVL0521	KIT, UTC, ARGENTINE, GS PORT UT, CXTVL0521

10.	China Travel Charger, Kit	GSP-1212		0	CXTVL0531	KIT, UTC, CHINA, GS PORTABLE UT, CXTVL0531

11.	North American Wall Charger, Kit	GSP-1220		671	CXDTC0511	KIT,GS PORT UT,STD CHARGER, N. AMERICAN, PROD RETAIL

12.	EURO Wall Charger, Kit	GSP-1225		0	CXDTC0521	KIT, GS PORT UT, STD CHARGER, EURO VERSION, PROD

13.	Argentina Wall Charger, Kit	GSP-1230		0	CXDTC0531	KIT, STD CHARGER, ARGENTINE, CXDTC0531

14.	China AC Wall Charger	GSP-1231		10,000	CXDTC054	AC WALL CHARGER, PORTABLE UT,CHINA, GLOBALSTAR

15.	Antenna Replacement Kit	GSP-1650		333	CMANT0521	KIT, GS ANTENNA, FULL REPLACEMENT

16.	UT Program Support Tool	GST-1900		3	CSPST005	KIT,GS WWT,USER TERMINAL PROGRAM SUPPORT TOOL

17.	PST Cable Kit	GST-1910		7	CXHDW005	KIT, CABLE, PST, GS

Car Kit Accessories

18.	Carkit Handset, Kit	GCK-0008		233	CXCKT0521	KIT, HANDSET, CARKIT, GS

19.	Carkit ODU RF Cable	CV90-82105-C91		1535		CABLE ASSY, ODU TX RX

20.	Carkit Headset	GCK-0016	[*]	1,262	CXCKT064	HEATSET,SOAP ON ROPE STYLE EARPHONE-MIC

21.	Carkit Headset Adapter	GCK-0017		1,209	CXCKT056	ADAPTER, HEADSET, GS CARKIT

22.	Carkit Headset, Kit	GCK-0018		16	CXCKT0531	KIT, HEADSET, CARKIT, GS

Fixed Accessories

22.	Fixed Battery Kit	GBB-1000		147	CXBAT0541	KIT, BATTERY, FIXED UT, GS

23.	Fixed UT Power Supply Kit	GPO-1000	[*]	0	CXPRS0511	KIT, POWER SUPPLY, FIXED UT, GS

EXHIBIT C

PRODUCT PRICING

Price list and Quantities are valid for Product(s) ordered within twelve (12) months of the Effective Date for delivery within twenty-four (24) months of the Effective Date.

Price list and minimum/maximum quantities for orders placed in months thirteen (13) through twenty-four (24) is TBD.

PRODUCT	UNIT PRICE (in U.S. $)	Minimum Quantity	Maximum Quantity

Tri-Mode Portable Phone	[*]	10,000	40,000

Fixed Phone (Enhanced)		7000*	7000*

Fixed Phone (Base)		7000*	7000*

Car Kit		5000	20,000

Satellite Data Modems	[*] with DRA Antenna/ [*] without DRA Antenna	10,000	25,000

* Minimum/Maximum is Fixed Enhanced and Base Combined.

Unit price and maximum quantities are subject to component end of life issues.

Orders below the Minimum Quantity are subject to unit price adjustment.

EXHIBIT D

MODIFICATIONS

The following Categories of Modifications to the QUALCOMM Globalstar Satellite Data Modem, GSP-1620 require Buyer to sign QUALCOMM's Product Supply Agreement or Integration Agreement, as indicated below. Modifications indicating "Not Approved" are not authorized by QUALCOMM.

	Modification Category	Supply Agreement		Integration Agreement		Not Approved

1	Add Enclosure and Mounting			X

2	Power Source Hook Up (DB-25)	X

3	Surge Protection Implementation (e.g., fusing)	X

4	Change Cable and Cable Lengths			X	*

5	RF Modification (excluding RF Module)			X	*

6	Use in Proximity of GPS Installation	X	*

7	Antenna Change (i.e., other than DRA)			X	*

8	Hook Up to Interface (user serial standard RS232)	X

9	Software Change (including interface Operation System Source Code)					X

10	Hardware Modification					X

11	Develop Maritime Application			X	*

12	Develop Explosive Environment Application					X

13	Develop Aviation Application			X	*

14	Develop ATC Application			X	*

15	Grounding	X

16	Tandem Connection (i.e., ganging)	X	*

17	Use of DB-9 UTDM SW to Access SDM's Port (e.g., use of commands)					X	*

18	Any other Modification, Category or Application not listed above to be reviewed by QUALCOMM on a case-by-case basis

* Requires QUALCOMM Engineering Consultation.

EXHIBIT E

Integration Agreement

Agreement No.

This QUALCOMM Integration Agreement ("Agreement") is entered into as of                         , 200     ("Effective Date") by and between QUALCOMM Incorporated, a Delaware corporation, ("QUALCOMM") with offices located at 5775 Morehouse Drive, San Diego, CA 92121, and                         , a                         , ("Integrator"), with offices located at                         , with respect to the following facts:

RECITALS

A.    Integrator has purchased Satellite Data Modems (the "Product(s)") from QUALCOMM pursuant to the terms of QUALCOMM's Supply Agreement and Supply Terms, or from Globalstar.

B.    Integrator possesses expertise in the design, development, manufacture and certification of wireless telecommunications products.

C.    Integrator wishes to incorporate the Product(s) into an Integrated Product for use in an Application (all as defined below) for resale to Customers and bona fide end users.

D.    Integrator understands that, the Product(s) were not developed by QUALCOMM for incorporation into the Integrated Product and/or intended for use in the Application, and therefore, as a requirement for developing, designing, manufacturing, marketing, selling, distributing or using any Product(s) for any Application, Integrator is required to execute this Agreement.

E.    The Product(s) may be modified only as set forth in this Agreement, including Attachment 3, subject to the restrictions set forth therein.

AGREEMENT

NOW, THEREFORE, the parties, in consideration of the mutual promises set forth herein, agree as follows:

1.    DEFINITIONS.    The following capitalized terms shall have the meanings set forth below:

  "Application" shall mean Integrator's commercial application(s) using the Globalstar System, as specified in Attachment 2 hereto.

  "Aviation" shall mean any vehicle/container that leaves direct contact with the earth or an associated ground structure, is propelled or carried through the air, and which may be subject to regulation by the "in country" aviation authority(ies).

  "Commercial Rates" shall mean the rates charged by QUALCOMM for development, installation and other types of services, a current listing of which is attached hereto as Attachment 1, and shall be adjusted annually upon written notice to Integrator.

  "Integrator Documentation" shall mean the documentation provided by QUALCOMM for Integrator's use in the design and development of the Integrated Product. Documentation includes but is not limited to the following: Integrator's Manual (#80-99208-1), Satellite Data Modem Product Specification (#80-99240-1) and the Satellite Data Modem User's Manual.

  "Globalstar" shall mean Globalstar L.P., a Delaware limited partnership.

  "Globalstar System" shall mean the system developed by Globalstar LP to provide low earth orbit satellite based wireless telecommunication services worldwide.

  "Integrated Product" means Integrator's product that incorporates Product(s) into various modes of data communications equipment utilizing the Product(s) as the core communications component for use in the Application ("Integrated Product"). The Integrated Product is described in Attachment 2 hereto.

  "Integrator" shall mean the third party identified above.

  "Product(s)" shall mean the QUALCOMM Globalstar Satellite Data Modem, GSP-1620.

  "Reserved Service(s)" shall mean (i) mobile-data messaging and position location services utilizing data only terminals that are based on QUALCOMM technology for in-cab driver communications related to the maintenance and/or monitoring of commercial trucking fleets, trailers, rail cars and /or vessels used on inland waterways and (ii) mobile data messaging and position location services utilizing data only terminals that are based on QUALCOMM technology for the maintenance and/or monitoring of off-highway heavy construction vehicles and equipment. Each of the foregoing restrictions shall apply for three (3) years from the Effective Date (i) only in the geographic regions of the United States, Canada, Mexico, Brazil, and Europe including Russia and (ii) only until the expiration of three years after April 13, 2004. Reserved Service shall not include any such services used by the United States Department of Defense or any other United States or foreign governmental agency or entity.

  "RMA Procedures" shall mean the set of procedures found on QUALCOMM's official website which describes the process and documentation required for the return by Integrator of any Product(s) to QUALCOMM. Copies of the RMA Procedures and the Out-of-Warranty Repair Agreement are attached hereto as Attachments 5 and 6, respectively.

  "Term" shall commence on the Effective Date and continue for one (1) year, unless earlier terminated as provided herein. The Term may be extended based on the mutual written agreement of the parties.

2.    PRODUCT MODIFICATION RESTRICTIONS.    Satellite Data Modems may be modified pursuant to this Agreement only as set forth in Attachment 3, columns marked "Supply Agreement" and/or "Integration Agreement." Other modifications, including without limitation those marked "Not Approved" in Attachment 3 are prohibited. Consultation with QUALCOMM's engineering staff is required as noted thereon. Such consultation shall be provided at QUALCOMM's San Diego, CA facility, subject to staff availability and Commercial Rates.

3.    PRODUCT USES AND RESTRICTIONS.

3.1    Restriction on Use of Products.    The Product shall not be marketed or sold for any Reserved Service, nor may any Product be incorporated into any Integrated Product which is developed, marketed, produced, sold or permitted to be used for or in any Reserved Service. Integrator shall not directly or indirectly market, provide, sell or distribute the Product(s) for Reserved Services or for any application other than as stated herein.

3.2    Sale only as Incorporated in Integrated Product.    It is acknowledged and agreed that Product(s) must be incorporated into the Integrated Product(s) and may not be resold or used for any other purpose by Integrator other than as a part of and included within the Integrated Product solely for use in the Application and in accordance with the provisions of this Agreement.

Integrator shall not directly or indirectly, (i) market, provide, sell or distribute, or cause to be marketed, provided, sold or distributed, any or all of the Integrated Products other than for the Application and/or (ii) market, resell or distribute the Product(s) except as incorporated in the

Integrated Products as permitted hereunder or as may be otherwise authorized in writing by QUALCOMM. Integrator shall be responsible to arrange for airtime and rates therefor on the appropriate Gateway.

3.3    Environmental Protection.    Integrator acknowledges that the Product(s) require environmental protection. These environmental elements include, but are not limited to, temperature variation, humidity, condensation, lightning strikes, electromagnetic radiation, corrosive agents, ESD, particulates, direct impacts, mechanical shocks and vibrations, and as such, requires Integrator to be responsible for the environmental protection for the Product. QUALCOMM shall have no liability for Integrator's failure to design or to develop the Integrated Product in such a manner that fails to provide it an adequate enclosure or other sufficient environmental protection capabilities for the Product.

3.4    Conformance with Specifications.    Integrator agrees to assure that its incorporation of the Product(s) into the Integrated Product will not cause the Product(s) to deviate from the Radio Frequency (RF) performance specifications thereof. This would include, but is not limited to, changing or modifying the antenna, antenna cable as specified in the product documentation, antenna connectors, or any hardware or software components of the Product as provided by QUALCOMM. QUALCOMM reserves the right to test the Integrated Product before operation, if deemed necessary, in QUALCOMM's laboratory or other designated laboratory, to ensure that the Integrated Product conforms to the performance specifications of the Product(s) and continues to meet Globalstar System certification.

3.5    Product Documentation.    Integrator agrees that all Integrated Products sold by Integrator, or Integrator's resellers, distributors or agents (hereafter "Customers") to a bona fide end user will include adequate instructions for operation and use and safety information, including, without limitation such instructions and/or safety information as are required by law or regulation. For the purposes hereof, "bona fide end user" means any person who is purchasing the Integrated Product without the intent to resell such Integrated Product.

4.    LICENSES AND PERMITS.    The Product is certified by the FCC for its intended use. Integrator shall be solely responsible for obtaining all permits, certifications, and approvals required by law or regulation, including permits, certifications and approvals, or any other governmental approval that may be required to distribute, market, sell, operate and use the Integrated Product to include, without limitation, FCC and FAA certifications as applicable. QUALCOMM will reasonably assist Integrator, subject to availability of QUALCOMM's staff and at QUALCOMM's then-current Commercial Rates, in certification efforts.

5.    RESTRICTED EXPORT.    Integrator acknowledges that all Product(s) and all proprietary data, know-how, software or other data or information ("Information") obtained from QUALCOMM are subject to United States (US) Government export control laws and accordingly their use, export and reexport, may be restricted or prohibited. Integrator, therefore, agrees not to directly or indirectly export, re-export, or cause to be exported or re-exported, any such Product(s), Information, or any direct product thereof, to any destination or entity prohibited or restricted under US law, unless it shall have first obtained prior written consent of the US Department of Commerce (or other applicable agency of the US Government, either in writing or as provided by applicable regulation, as the same may be amended from time to time), a copy of such consent to be provided to QUALCOMM prior to export by Integrator. Integrator agrees that no Product(s) or Information received from QUALCOMM will be directly employed in missile technology, sensitive nuclear, or chemical biological weapons end uses or in any manner transferred to any party for any such end use. This requirement shall survive any termination or expiration of this Agreement.

6.    WARRANTIES.

6.1    No Product Warranty.    NO WARRANTY is provided with the Product(s) as they are being used by Integrator for purposes for which they are not intended. Subject to the availability of QUALCOMM staff, QUALCOMM will use reasonable commercial efforts to test and repair Products at QUALCOMM's then-current repair prices. Integrator will be responsible for all shipping costs associated with the return of the Products to QUALCOMM, and back to Integrator, to include without limitation, insurance, taxes and duties. Integrator must follow the RMA Procedures for all such returns.

6.2    Service Warranty.    QUALCOMM hereby warrants that services performed hereunder will be performed in a workmanlike manner consistent with industry standards for such service.

Integrator hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth herein. QUALCOMM MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, SOFTWARE, OR SERVICES, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILTTY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ANY EXPRESS OR IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE.

7.    NO TRANSFER OF INTELLECTUAL PROPERTY RIGHTS IMPLIED.    There is no conveyance to Integrator of any intellectual property rights in such Products or any software contained therein, including but not limited to any rights under any patent, trademark, copyright, or trade secret other than as set forth in Section 8. No provision of this Agreement including, without limitation, the license of any software, shall be construed to grant to Integrator, either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of QUALCOMM or its licensors covering or relating to any other product or invention or any combination of Products or software with any other product.

8.    SOFTWARE LICENSE.    Products may contain or be accompanied by software in executable code form ("Software") and, except as otherwise expressly provided herein, all references to "Product(s)" herein shall be deemed to include the accompanying Software, provided that nothing herein shall be construed as the sale of, or passage of title in, any Software or any other intellectual property embedded in the Product to Integrator. QUALCOMM hereby grants to Integrator a non-exclusive license to use the Software (in object form only) solely as included and intended to be used in the Products and for use only in the manner which QUALCOMM intends the Software to be used, for the duration of the useful life of such Products and subject to the terms and conditions herein. Integrator shall not, and shall not authorize any third party to, without the prior written consent of QUALCOMM: (i) alter, modify, translate, or adapt any Software or create any derivative works based thereon; (ii) copy any Software; (iii) assign, sublicense or otherwise transfer the Software in whole or in part, except as permitted herein; (iv) use the Software except as specifically contemplated herein; or (v) disclose the Software to any third party. The entire right, title and interest in the Software shall remain with QUALCOMM, and Integrator shall not remove any copyright notices or other legends from the Software or any accompanying documentation. Integrator may reproduce and distribute any user documentation provided by QUALCOMM for the Product, in whole or in part, for purposes related to the operation, maintenance, marketing or sale of Integrated Products; provided that QUALCOMM shall have the right to review and approve such documentation in writing prior to Integrator's use.

Integrator may, and may allow Customers to, sublicense to bona fide end user customers the right to use the Software only as incorporated in the Integrated Product, subject to written terms at least as protective of QUALCOMM's rights therein as the provisions of this Agreement and such right shall survive termination of this Agreement and last for the duration of the useful life of the Integrated Product. If Integrator, and Customers, do not take reasonable steps to enforce its/their rights under such software sublicense agreements, Integrator and Customers shall take all reasonable steps necessary to ensure that the right to enforce such software sublicense agreements is transferred and assigned to QUALCOMM.

Integrator shall use the Products and Software contained therein or furnished by QUALCOMM solely in accordance with and for the purposes specifically contemplated in the terms of this Agreement. Integrator shall not, directly or indirectly, alter, modify, translate, or adapt any Product or Software contained therein or create any derivative works based thereon, disassemble, decompose, reverse engineer, or analyze the physical construction of, any of the Products or Software or any component thereof for any purpose.

9.    NO USE OF TRADEMARKS AND LOGOS.    In order that each party may protect its trademarks, trade names, corporate slogans, corporate logo, goodwill and product designations, no party, without the express written consent of the other, shall have the right to use any such marks, names, slogans or designations of the other party, in the sales, lease or advertising of any products or on any product container, component part, business forms, sales, advertising and promotional materials or other business supplies or material, whether in writing, orally or otherwise, except as agreed to in writing by the parties.

10.    INDEMNIFICATION AND INSURANCE.

10.1    Misuse.    Integrator shall indemnify, defend and hold harmless QUALCOMM, its affiliates, and their directors, officers, agents and employees against any and all losses, claims, demands, damages and expenses (including attorneys' fees) arising out of or related to Integrator's (including its affiliates and their employees, agents, independent contractors or customers) misuse and/or modification of the Product, or use of any Product in combination with any other items, whether or not furnished by QUALCOMM, even if such use is the necessary, inherent and/or intended use of the Product.

10.2    Tort and/or Product Liability Claims.    Integrator shall indemnify, defend and hold harmless QUALCOMM, its affiliates, and their directors, officers, agents and employees against any all losses, claims, demands, damages and expenses (including attorneys' fees) arising out of or related to any incident of personal injury or property damage in which the Product, or Integrated Product, or any combination thereof, is alleged to have caused, in whole or in part, such damage or injury.

10.3    Infringement.    Integrator shall indemnify, defend, and hold harmless QUALCOMM, its affiliates, and their directors, officers, agents and employees, from and against all suits and claims for infringements or violations of any patent, trademark, copyright, trade secret or other intellectual property rights of any third party (i) caused directly by Integrator's (or by an affiliate's or agent's if done on behalf of or at the direction of Integrator) modification, use or maintenance of any Product, (ii) arising from the incorporation of the Product(s) into the Integrated Product, or (iii) arising from any markings, logos or features used or specifically requested by Integrator in writing. Integrator agrees that it will pay all sums, including, without limitation, attorneys' fees, damages, losses, liabilities, expenses and other costs, which, by final judgment or decree, or in settlement of any suit or claim to which Integrator agrees, may be assessed against QUALCOMM, its affiliates, directors, officers, agents, employees, on account of the foregoing, provided that:

        (a)    Integrator will be given written notification, promptly after QUALCOMM becomes aware of such claim, of any such infringement or violation and of any suits or claims brought or threatened against QUALCOMM or Integrator of which QUALCOMM has actual knowledge;

        (b)    Integrator is given full authority to assume control of the defense (including appeals) thereof through its own counsel at its sole expense and will have the right to settle any suits or claims without the consent of QUALCOMM; provided that Integrator shall have no right to agree to injunctive relief against QUALCOMM or to any relief involving QUALCOMM's rights to sell Products and provided further, that Integrator will notify QUALCOMM of any proposed settlement prior to Integrator's acceptance of such settlement; and

        (c)    QUALCOMM will cooperate with Integrator in the defense of such suit or claims and provide Integrator, at Integrator's expense, such assistance as Integrator may reasonably require in connection therewith.

10.4    Insurance.    Integrator and Integrator's Customers shall at all times, at their own cost and expense, carry and maintain the insurance coverage required by law and commercially standard in the jurisdiction(s) and industry(ies) where the Integrated Product may be sold, and shall provide certificates of insurance to QUALCOMM upon request and shall require its insurers to advise QUALCOMM in writing within sixty (60) days prior to any changes or cancellation being made to such policies.

11.    LIMITATION OF LIABILITY.    IN NO EVENT SHALL QUALCOMM BE LIABLE TO INTEGRATOR, OR INTEGRATOR'S CUSTOMERS, FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL DAMAGES, ARISING OUT OF THE USE OR INABILITY TO USE, OR THE DELIVERY OR FAILURE TO DELIVER, ANY OF THE PRODUCTS OR ANY SOFTWARE, EVEN IF QUALCOMM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF WHETHER BUYER'S REMEDIES HEREUNDER ARE DETERMINED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. FURTHER, THE ENTIRE LIABILITY OF QUALCOMM, AND THE SOLE AND EXCLUSIVE REMEDY OF INTEGRATOR OR ANY THIRD PARTY, FOR ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL NOT EXCEED FIVE THOUSAND DOLLARS U.S. ($5000.00).

12.    RESTRICTIONS ON DISCLOSURE AND USE.    The terms of the Mutual Non-Disclosure Agreement, the form of which is attached hereto as Attachment 4 and which shall be executed by Integrator and QUALCOMM, shall govern the exchange of all confidential and/or proprietary information between the parties under this Agreement.

13.    COMPLIANCE WITH LAWS.    Each party shall comply with all applicable required U.S. laws, regulations and codes, including the procurement of permits and licenses when needed, in the performance of this Agreement. Nothing contained in this Addendum shall require or permit Integrator or QUALCOMM to do any act inconsistent with the requirements of: (a) the regulations of the United States Department of Commerce; or (b) the foreign assets controls or foreign transactions controls regulations of the United States Treasury Department; or (c) of any similar United States law, regulation or executive order; or (d) any applicable law or regulation, as the same may be in effect from time to time. Integrator will comply with all laws and regulations of the United States of America applicable to its activities under this Addendum, including but not limited to U.S. Export Administration Regulations. Further, Integrator shall comply with the laws of all countries in which Buyer imports any Products in the importation, marketing, sale, distribution, warranty and use thereof. Each party shall indemnify the other party and its officers, directors, employees and permitted assigns and successors against any losses, damages, claims, demands, suits, liabilities, penalties and expenses, (including reasonable attorneys' fees) that may be sustained by reason of such party's failure to comply with such laws, regulations and codes.

14.    TERMINATION FOR CAUSE.    In addition to the other termination rights set forth herein, the occurrence of any of the following shall constitute a material default and breach of this Agreement and shall allow the non-defaulting party-to terminate this Agreement after the expiration of the applicable period of cure, if any;

  (a)    Any unauthorized disclosure of either party's confidential information as set forth in Section 12 shall allow the non-defaulting party to terminate immediately;

  (b)    Any unauthorized use, sale or distribution of the Product(s) other than as set forth herein, misuse of QUALCOMM's marks, or the performance by Integrator of unauthorized modifications to the Product(s) shall permit QUALCOMM to terminate immediately;

  (c)    The dissolution, liquidation or discontinuance of business operations of either party or the attempted assignment of this Agreement other than as provided herein, shall permit the other party to terminate immediately;

  (d)    Any material default by either party of an obligation, condition or covenant of this Agreement which, if curable, is not cured within thirty (30) days of the date after the other party notifies the defaulting party of such default.

QUALCOMM shall also have the right to terminate this Agreement if any other agreement between QUALCOMM and Integrator is terminated by QUALCOMM due to Integrator's breach thereof.

If termination is by QUALCOMM, Integrator shall pay QUALCOMM all amounts due up to the termination date; QUALCOMM will invoice on a NET 30 basis. Use of all Confidential Information of the other party shall immediately cease and shall, within twenty (20) days of the termination date, be returned to the owning party. As of the date of termination, Integrator shall have no right to develop, manufacture, market and/or distribute the Product(s) as part of the Integrated Product.

15.    ASSIGNMENT.    Except as specified in this Section 15, neither this Agreement nor any rights, duties or interest herein, shall be assigned, transferred, pledged or hypothecated or otherwise conveyed by Integrator without QUALCOMM's prior written consent which shall not be unreasonably delayed or withheld. For purposes of this Section, "assignment" shall be deemed to include any transaction or series of transactions which results in an aggregate change in ownership or control of more than fifty percent (50%) of Integrator. Any attempted assignment or delegation in contravention hereof shall be void.

16.    APPLICABLE LAW; JURISDICTION.    This Agreement shall be construed and the rights of the parties shall be determined, in all respects, according to the laws of the State of California (USA), without giving effect to the principles of conflicts of law thereof. This Agreement shall not be governed by the provisions of the 1980 United Nations Conventions on Contracts for the International Sale of Goods. The parties hereto expressly consent and submit to the exclusive jurisdiction of the courts of California for the adjudication or disposition of any claim, action or dispute arising out of this Agreement. The prevailing party will be entitled to recover its expenses including, without limitation, reasonable attorney's fees.

17.    DISPUTE RESOLUTION.

17.1    Good Faith Negotiations.    The parties shall attempt to resolve by good faith and diligent negotiation any dispute, controversy or claim between them arising out of or relating to this Agreement, or the breach, termination or invalidity thereof. If such negotiations are not initiated within thirty (30) days of one party's request to the other for negotiations and/or concluded within forty-five (45) days after initiation, either party may seek legal remedies.

17.2    Admissibility.    ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE.

18.    NOTICES.    All notices, requests, demands, consents, agreements and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the party to whom notice is to be given, by first class mail, postage prepaid or sent by facsimile and electronically confirmed, or via delivery service, properly addressed as set forth below. Notice shall be deemed received upon the earlier of actual receipt or: (i) one (1) business day after facsimile or delivery; or (ii) five (5) business days after deposit into the mail.

For QUALCOMM:	For Integrator:
QUALCOMM Incorporated Wireless Systems Division 5775 Morehouse Drive San Diego, CA 92121-1714 Facsimile No.: [*] Attn.: [*]
Copy: [*] Facsimile No.: [*]

Addresses, facsimile numbers and telephone numbers can be changed by providing notice to the other party in accordance with this Section.

19.    PARTY RELATIONSHIP.    It is expressly understood that the parties intend by this Agreement to establish the relationship of independent contractors. No party shall have any authority to create or assume in the name of or on behalf of the other party any obligation, express or implied, to act or to purport to act as the agent or legally empowered representative of the other party hereto for any purpose whatsoever.

20.    ENTIRE AGREEMENT.    This Agreement, including Exhibits attached hereto, constitutes the complete agreement between the parties relating to the subject matter hereof, and supersedes any prior or contemporaneous agreements or representations affecting such subject matter.

21.    MISCELLANEOUS PROVISIONS.    This Agreement is a nonexclusive agreement. No addition to or modification of this Agreement shall be effective unless made in writing and signed by the respective representatives of QUALCOMM and Integrator. Any delay or failure to enforce at any time any provision of this Agreement shall not constitute a waiver of the right thereafter to enforce each and every provision thereof. If any of the provisions of this Agreement is determined to be invalid, illegal, or otherwise unenforceable, the remaining provisions shall remain in full force and effect. The parties' rights and obligations which by their sense and context are intended to survive any termination or expiration of this Agreement shall so survive.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

QUALCOMM Incorporated
By:	By:
Name:	Name:
Title:	Title:

Attachment 1

QUALCOMM COMMERCIAL RATES

QUALCOMM's Labor Rates are as follows:

Labor Category	Hourly Rate (in U.S. $)

Sr. Principal Engineer

Principal Engineer

Project Manager

Systems/Sr. Engineer	[*]

Hardware/Software Engineer

Administration

Associate Engineer/Sr. Field Engineer

Sr. Technician/Sr. Field Technician

Field Engineer

Field Technician/Technician

Admin Support

Travel costs and materials are not included in the above Labor Rates. As needed, they will be separately quoted by QUALCOMM.

QUALCOMM Labor Rates are established at a corporate level and adjusted annually. Current Labor Rates above are effective through December 31, 2004.

Attachment 2

INTEGRATOR'S APPLICATION AND INTEGRATED PRODUCT

1. Integrator's Application is:

(to be completed by Integrator prior to Agreement signing).
2. Integrator's Integrated Product is:

(to be completed by Integrator prior to Agreement signing).
3. Modifications that will be made to the Product for the Integrated Product are:

(to be completed by Integrator prior to Agreement signing).

This Attachment may only be amended by written agreement of QUALCOMM.

Attachment 3

MODIFICATIONS

The following Categories of Modifications to the QUALCOMM Globalstar Satellite Data Modem, GSP1620 require Buyer to sign QUALCOMM's Product Supply and/or Integration Agreement, as indicated below. Modifications indicating "Not Approved" are not authorized by QUALCOMM. No other modifications are permitted.

	Modification Category	Supply Agreement		Integration Agreement		Not Approved

1	Add Enclosure and Mounting			X

2	Power Source Hook Up (DB-15)	X

3	Surge Protection Implementation (e.g., fusing)	X

4	Change Cable and Cable Lengths			X	*

5	RF Modification (excluding RF Module)			X	*

6	Use in Proximity of GPS Installation	X	*

7	Antenna Change (i.e., other than DRA)			X	*

8	Hook Up to Interface (user serial standard RS232)	X

9	Software Change (including interface Operation System Source Code)					X

10	Hardware Modification					X

11	Develop Maritime Application			X	*

12	Develop Explosive Environment Application					X

13	Develop Aviation Application			X	*

14	Develop ATC Application			X	*

15	Grounding	X

16	Tandem Connection (i.e., ganging)	X	*

17	Use of DB-9 UTDM SW to Access SDM's Port (e.g., use of commands)			X	*

18	Any other Modification, Category or Application not listed above to be reviewed by QUALCOMM on a case-by-case basis

* Requires QUALCOMM Engineering Consultation.

Attachment 4

MUTUAL NON-DISCLOSURE AGREEMENT

OMITTED

Attachment 5

RMA (Return Material Authorization) Procedures
for QUALCOMM Globalstar Products

Prior to Requesting an RMA

        1.     Buyer personnel must be registered with QUALCOMM Customer Service to submit a request for RMA. To obtain registration status, Buyer must email QUALCOMM Customer Service at gstechsupport@qualcomm.com. (A list of authorized personnel that can obtain RMAs from QUALCOMM should be provided in advance, if possible, by Buyer).

        2.     Buyer personnel will receive an email confirmation that they have been authorized to submit RMAs.

RMA Procedure

        1.     Buyer should REQUEST an RMA from QUALCOMM using one of the following methods:

  •
  EMAIL QUALCOMM Customer Service at gstechsupport@qualcomm.com. Be sure to include "RMA Request" in the subject field.

Or

  •
  Request a hardcopy RMA form comm-sa@qualcomm.com.

    COMPLETE the hardcopy RMA form and FAX the form to QUALCOMM Customer Service (US) +1 858-651-QFAX (7329) or send it as an attachment in an email to gstechsupport@qualcomm.com. Be sure to include the original Purchase Order Number or Contract Name/Number on this Form.

        2.     The QUALCOMM Customer Service Representative will log the information into QUALCOMM's call tracking software system, which automatically assigns a case number for the RMA request. Please note, this is not the RMA number. The RMA number will be assigned if all warranty criteria have been met. Please include a description of the problem and the RMA documentation with the part(s) to be repaired.

        3.     Buyer will RECEIVE a confirmation and case number for the RMA request from QUALCOMM Customer Service via email.

        4.     Buyer will RECEIVE an RMA number, shipping instructions, and RMA confirmation documents from QUALCOMM Customer Service via email or fax.

        5.     Buyer must package the RMA part(s) for shipment for safe arrival at QUALCOMM, including the following:

  a)
  Package part(s) in accordance with professional packing standards. Part(s) must be packaged in original box or equivalent container. If applicable, external box should be suitable for international shipment or Freight Forwarder equivalent.

  b)
  Enclose the RMA form, the description of the failure, and a copy of the RMA documentation received from QUALCOMM in each shipping container. If applicable, enclose any exportation documentation for customs purposes.

  c)
  Write the RMA number(s) on the outside of each container. If reusing shipping containers, remove previous stickers and labeling.

  d)
  Verify the "Ship TO" address is visible on the outside of each container.

        6.     Buyer must SHIP the RMA part(s) per QUALCOMM shipping instructions indicated on the RMA documentation.

Please refer to the applicable contract agreement with QUALCOMM to determine the responsible party and schedule for payment of associated shipping costs (i.e., customs clearance, freight costs, and associated duties and taxes) required for transport or parts(s) to and from QUALCOMM; and for Repair Evaluation Fees and Repair Fees.

        7.     For tracking purposes, Buyer must OBTAIN the Airway Bill (AWB) number from the freight forwarder and email both the AWB number and the associated RMA number to QUALCOMM Customer Service at status.rma@qualcomm.com shipment.

        8.     QUALCOMM will notify Buyer of estimated ship schedule for repaired part(s) via email.

        9.     Buyer should CONFIRM the receipt of the repaired product(s) and validate the functionality of the part (i) by sending email to status.rma@qualcomm.com.

        10.   Upon receipt of Buyer's confirmation, QUALCOMM will close the Case and the RMA. If confirmation has not been received in thirty (30) days from date of shipment, QUALCOMM will close the case and the RMA accordingly.

This Procedure may change from time to time in QUALCOMM's sole discretion. Buyer should contact QUALCOMM for questions.

Attachment 6

AGREEMENT FOR REPAIR OF OUT-OF-WARRANTY
GLOBALSTAR HARDWARE
(CDMA Gateway Equipment, Satellite Phone Products, Satellite Data Modems)
AGREEMENT No.

This Agreement for Repair of Out-of-Warranty Globalstar Hardware ("Agreement") is entered into as of                         , 2004 ("Effective Date") by and between QUALCOMM Incorporated ("QUALCOMM"), a Delaware U.S.A. corporation having offices at 5775 Morehouse Drive, CA 92121, and                         , a                          ("Customer"), with offices located at                         , and each may be referred to as "party" and collectively as "parties" to this Agreement.

1.0    Term.    The term of this Agreement shall be for one (1) year from the Effective Date. During the term, all QUALCOMM repairs for out-of-warranty hardware shall be governed by this Agreement.

2.0    Repairs.    QUALCOMM will perform reasonable repairs based on the availability of QUALCOMM's personnel and component parts. Customer will be notified if QUALCOMM deems any part not repairable, and Customer may request to purchase a replacement part at that time (to be sold subject to availability and under a separate agreement).

3.0    Return Material Authorization (RMA).    All returns shall be handled in accordance with QUALCOMM's RMA Procedures. For each repair requested during the term and for Customer's return of any part(s) for repair, Customer shall request an RMA Number.

Any unauthorized part received by QUALCOMM will be returned at the Customer's sole expense. If RMA number is issued by QUALCOMM and QUALCOMM fails to receive Customer's defective part within thirty (30) days of issuance of the RMA number, QUALCOMM reserves the right to cancel the RMA upon written notice to Customer, and retain any monies received by the Customer for said repair. Customer may cancel an RMA prior to Customer's shipment of part(s) upon written notice to QUALCOMM. Upon receipt of Customer's notice, QUALCOMM will cancel the associated RMA number. Information in the form of Exhibit A hereto will be required prior to each repair.

4.0    Price.    QUALCOMM's repair prices do not include shipping, duties or taxes. For all out-of-warranty repairs, Customer agrees to pay all shipping, duties and taxes associated with the return of part(s) to QUALCOMM, and associated with the repaired part(s) being returned to Customer. To the extent reasonably possible, QUALCOMM will publish current repair prices on QUALCOMM's Customer Service website. In certain cases, QUALCOMM will provide an estimated repair price upon Customer's return of the part and QUALCOMM's evaluation of necessary repair.

5.0    Payment.    All payments shall be made in U.S. Dollars. Unless otherwise agreed to by QUALCOMM, Repair Evaluation Fee(s) must be received prior to QUALCOMM's issuance of an RMA and evaluation of a part. Payment terms for out-of-warranty repairs are twenty five percent (25%) of the estimated repair price due prior to QUALCOMM's issuance of an RMA number and Customer's shipment of the part(s), and seventy five percent (75%) of the actual repair price due within thirty (30) days after QUALCOMM's delivery to the FCA Point (i.e., QUALCOMM's dock). QUALCOMM will invoice on a NET 30 basis. Payments shall reference this Agreement number and must be made by credit card based on Customer information below or via wire transfer to the bank location set forth below, or such other bank location as QUALCOMM may from time to time designate in writing:

    Bank of America
    San Francisco, California
    ABA# 121-000-358
    Int: S.W.I.F.T. No. [*]
    Account [*]

Customer shall pay to QUALCOMM a late charge on any undisputed past due amounts at the rate of one percent (1%) per month or part thereof or the maximum amount permitted by law, whichever is less. In the event Customer disputes an amount invoiced by QUALCOMM, Customer shall promptly notify QUALCOMM in writing the basis for such dispute, and shall pay the undisputed portion of such invoice as set for therein.

6.0    Delivery.    Estimated lead times for QUALCOMM repairs will be provided to Customer upon request. Delivery terms are FCA, QUALCOMM's dock, San Diego, California (the "FCA Point"). QUALCOMM will notify Customer in writing when the repaired part(s) is available for pick up (the "Notification Date"). If Customer fails to pick up the repaired part(s) following thirty (30) days after the Notification Date, QUALCOMM will invoice, and Customer will be responsible, for payment of daily storage fees at QUALCOMM's then-current rate until such time as the repaired part(s) is picked up by Customer.

7.0    Warranty.    Customer has twenty (20) days from Customer's receipt of a repaired part to notify QUALCOMM that the part is non-working (and in no case can a notification be received later than forty five (45) days from the Notification Date. Otherwise, Customer shall be deemed to have accepted the part(s) "AS IS, and without warranty of any kind." If a returned part is non-working, Customer will provide QUALCOMM a detailed explanation of the problem, and photographs if available, when obtaining an RMA number from QUALCOMM. If upon QUALCOMM's reasonable evaluation it is determined that the part remains defective or otherwise non-working as a direct result of QUALCOMM's actions (or the actions of its suppliers), QUALCOMM will repair the part at QUALCOMM's expense and ship the part back to Customer at QUALCOMM's expense (except for duties and taxes which will be the responsibility of Customer). THE WARRANTY IN THIS SECTION 6.0 IS IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, WHETHER ARISING FROM LAW, CUSTOM, OR CONDUCT AND IS CUSTOMER'S SOLE REMEDY RELATED TO QUALCOMM'S REPAIR OF A PRODUCT.

8.0    Termination for Cause.    Either party may terminate this Agreement for material default by the other party of an obligation, condition or covenant of this Agreement, which, if curable, is not cured within thirty (30) days of the date after the other party notifies the defaulting party of such default.

9.0    Agreement/Governing Law.    Customer's Purchase Order and/or terms and conditions do not apply. This Agreement, and the RMA Procedures, are the complete agreement between the parties regarding the subject matter and this Agreement shall be construed according to the laws of the State of California without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

QUALCOMM Incorporated
By:	By:
Name:	Name:
Title:	Title:

Exhibit A

MCN or Part #	Part Name	Quantity	Serial #	Repair Price (in US $)*

$

$

$

			TOTAL REPAIR PRICE, EXCLUDING SHIPPING, TAXES & DUTIES	$

* Repair price is per QUALCOMM's Website or as quoted in writing by QUALCOMM.

Complete Description of Problem:

CUSTOMER CREDIT CARD INFORMATION AND AUTHORIZATION:
Credit Card Type:
Number:
Expiration Date:
Name on Credit Card:
Customer's Signature:

For credit card payments, Customer will include pertinent information above. Customer's signature is authorization for QUALCOMM to charge the prices stated on this Agreement to Customer's credit card.

SHIP TO ADDRESS FOR REPAIRED PART(S):

SHIPPING INFORMATION (if Customer requests QUALCOMM's shipment of repaired part(s) in lieu of Customer pickup):
Freight Forwarder:
Freight Account #
Ship Method:

QuickLinks

  Exhibit 10.6
CONFIDENTIAL TREATMENT
QUALCOMM Incorporated QUALCOMM Globalstar Satellite Products Supply Agreement Agreement No. 04-QC/NOG-PRODSUP-001
AGREEMENT
EXHIBIT A
QUALCOMM Supply Terms & Conditions December 2, 2003
Attachment 1
MUTUAL NON-DISCLOSURE AGREEMENT
OMITTED
  Attachment 2
QUALCOMM INCORPORATED OUT-OF-WARRANTY HARDWARE REPAIR PRICING GLOBALSTAR PRODUCTS (Prices Effective Through December 31, 2004)
  Attachment 3
RMA (Return Material Authorization) Procedures for QUALCOMM Globalstar Products
  Attachment 4
AGREEMENT FOR REPAIR OF OUT-OF-WARRANTY GLOBALSTAR HARDWARE (CDMA Gateway Equipment, Satellite Phone Products, Satellite Data Modems) AGREEMENT No.
Exhibit A
  Attachment 5
QUALCOMM Commercial Rates
EXHIBIT B
ACCESSORIES
EXHIBIT C
PRODUCT PRICING
EXHIBIT D
MODIFICATIONS
EXHIBIT E
Integration Agreement
Agreement No.
  Attachment 1
QUALCOMM COMMERCIAL RATES
  Attachment 2
INTEGRATOR'S APPLICATION AND INTEGRATED PRODUCT
  Attachment 3
MODIFICATIONS
  Attachment 4
MUTUAL NON-DISCLOSURE AGREEMENT
OMITTED
  Attachment 5
RMA (Return Material Authorization) Procedures for QUALCOMM Globalstar Products
  Attachment 6
  Exhibit A